Exhibit 99.1

21ST CENTURY ONCOLOGY MISSES INTEREST PAYMENT, SEEKS TO INITITIATE DISCUSSIONS WITH STAKEHOLDERS

FORT MYERS, Fla., Nov. 1, 2016 — 21st Century Oncology Holdings, Inc., the largest global provider of integrated cancer care services, announces that it is seeking discussions with its stakeholders after failing to make an interest payment today for its 11.00% Senior Notes due 2023. The Company intends to utilize the available 30-day cure period under the notes indenture to work with its lenders, bondholders and other significant stakeholders to address the default.

William R. Spalding, President and Chief Executive Officer, said, “21st Century Oncology is a fundamentally sound business, and we are committed to engaging with our stakeholders to address the capital structure. During the last 45 days, we have taken steps to reduce operating costs and improve our efficiency. In addition, we will continue our initiatives to raise capital, which may include additional contributions of equity, alternative financing arrangements and also involve the sale of certain non-strategic assets. We intend to continue to explore these alternatives while working closely with our lenders, bondholders and other significant stakeholders, to better position us financially for the future.”

“Our unparalleled size, scale and relevance in the delivery of academic-quality care and our integrated care model are distinct advantages that position us well to succeed in the current health care environment. As always, our primary concern is patient care, and these negotiations will have no effect on our mission to continue to provide quality clinical care for all of our patients. We look forward to fulfilling our commitments to our patients and their families, our physicians, clinicians, administrators, health systems partners and our vendors,” Spalding continued.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of June 30, 2016, the Company operated 183 treatment centers, including 147 centers located in 17 U.S. states and 36 centers located in seven countries in Latin America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, state and federal investigations, claims and litigation matters, decreases in payments by managed care organizations and other commercial payers, liquidity, leverage ratios and compliance with other debt covenants and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Contact

Julie Crothers

Julie.Crothers@Edelman.com

312-240-2765